EXHIBIT 1 -- PRICE RANGE OF COMMON STOCK

The quarterly high and low bid of the Company's common stock during the past three years. (In dollars)

               Fiscal         Fiscal        Fiscal           Fiscal
               1996 *         1995          1994             1993


               High  Low      High   Low    High    Low       High   Low
               ----  ----     ----   ----   ----    -----     ----   ---
First Quarter
ended June 30  7-1/2 6-1/2    10-1/2 6      8-1/4   5-3/4     6-1/4  5

Second Quarter
ended Sept 30                 9-1/2  6-1/8  6-3/4   5-3/4     6-1/8  5

Third Quarter
ended Dec 31                  9-3/8  5-1/2  12      6-1/8     5-5/8  4-3/4

Fourth Quarter                8      5-3/4  13      9         9-1/2  5-1/4
* Through May 11, 1995